                                                                      Exhibit 25
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                          -----------------------------

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b) (2)

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

           NOT APPLICABLE                                   94-1347393
 (Jurisdiction of incorporation or                       (I.R.S. Employer
organization if not a U.S. national                     Identification No.)
               bank)

           420 MONTGOMERY STREET
             SAN FRANCISCO, CA                                94163
(Address of principal executive offices)                   (Zip code)

                              WELLS FARGO & COMPANY
                          LAW DEPARTMENT, TRUST SECTION
                                  MAC N9305-172
                         SIXTH AND MARQUETTE, 17TH FLOOR
                              MINNEAPOLIS, MN 55479
                              (agent for services)

                          -----------------------------

                              MERITAGE CORPORATION
               (Exact name of obligor as specified in its charter)


            DELAWARE                                     86-0611231
 (State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)

6613 N. SCOTTSDALE ROAD, SUITE 200                         85250
SCOTTSDALE, AZ
(Address of principal executive offices)                (Zip code)

                          -----------------------------
                            7% SENIOR NOTES DUE 2014
                       (Title of the indenture securities)
================================================================================

Item 1. General Information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Comptroller of the Currency,
                  Treasury Department
                  Washington, D.C.  20230

                  Federal Deposit Insurance Corporation
                  Washington, D.C. 20429

                  Federal Reserve Bank of San Francisco
                  San Francisco, CA  94120

         (b)      Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.               Not applicable.

Item 16. List of Exhibits.              List below all exhibits filed as a part
                                        of this Statement of Eligibility. Wells
                                        Fargo Bank incorporates by reference
                                        into this Form T-1 exhibits attached
                                        hereto.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.
                           *

Exhibit 4.                 Copy of By-laws of the trustee as now in effect. *

Exhibit 5.                 Not applicable.

Exhibit 6. The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7. Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                 Not applicable.

Exhibit 9.                 Not applicable.


* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the day of 7th of May, 2004.




                                          WELLS FARGO BANK, NATIONAL ASSOCIATION


                                                     /s/ Jeanie Mar
                                          --------------------------------------
                                          Name:             Jeanie Mar
                                          Title:            Vice President

                                    EXHIBIT 6


May 7, 2004


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.



                                          Very truly yours,

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION



                                                /s/ Jeanie Mar
                                          --------------------------------------
                                          Jeanie Mar
                                          Vice President

                                    EXHIBIT 7

                       Consolidated Report of Condition of

                      Wells Fargo Bank National Association
                of 420 Montgomery Street, San Francisco, CA 94163
                     And Foreign and Domestic Subsidiaries,
              at the close of business December 31, 2003, filed in
            accordance with 12 U.S.C. Section 161 for National Banks.

                                                                                 Dollar Amounts
                                                                                  In Millions
                                                                                 --------------
ASSETS
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin                        $ 11,411
         Interest-bearing balances                                                    3,845
Securities:
         Held-to-maturity securities                                                      0
         Available-for-sale securities                                               17,052
Federal funds sold and securities purchased under agreements to resell:
         Federal funds sold in domestic offices                                         516
         Securities purchased under agreements to resell                                109
Loans and lease financing receivables:
         Loans and leases held for sale                                              14,571
         Loans and leases, net of unearned income                                   172,511
         LESS: Allowance for loan and lease losses                                    1,554
         Loans and leases, net of unearned income and allowance                     170,957
Trading Assets                                                                        6,255
Premises and fixed assets (including capitalized leases)                              2,067
Other real estate owned                                                                 144
Investments in unconsolidated subsidiaries and associated companies                     306
Customers' liability to this bank on acceptances outstanding                             68
Intangible assets
         Goodwill                                                                     6,814
         Other intangible assets                                                      7,501
Other assets                                                                          8,858
                                                                                   --------
Total assets                                                                       $250,474
                                                                                   ========
LIABILITIES
Deposits:
         In domestic offices                                                       $157,695
                  Noninterest-bearing                                                44,315
                  Interest-bearing                                                  113,380
         In foreign offices, Edge and Agreement subsidiaries, and IBFs               16,249
                  Noninterest-bearing                                                     6
                  Interest-bearing                                                   16,243
Federal funds purchased and securities sold under agreements to repurchase:
         Federal funds purchased in domestic offices                                 14,685
         Securities sold under agreements to repurchase                               1,613




                                                                                        Dollar Amounts
                                                                                          In Millions
                                                                                        ---------------
Trading liabilities                                                                          4,277
Other borrowed money
         (includes mortgage indebtedness and obligations under capitalized leases)          18,212
Bank's liability on acceptances executed and outstanding                                        68
Subordinated notes and debentures                                                            6,742
Other liabilities                                                                            7,358
                                                                                          --------
Total liabilities                                                                         $226,899
Minority interest in consolidated subsidiaries                                                  60
EQUITY CAPITAL
Perpetual preferred stock and related
surplus                                                                                          0
Common stock                                                                                   520
Surplus (exclude all surplus related to preferred stock)                                    17,709
Retained earnings                                                                            4,920
Accumulated other comprehensive income                                                         366
Other equity capital components                                                                  0
                                                                                          --------
Total equity capital                                                                        23,515
                                                                                          --------
Total liabilities, minority interest, and equity capital                                  $250,474
                                                                                          ========




I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                                                 James E. Hanson
                                                                  Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


Carrie L. Tolstedt
Howard Atkins                               Directors
John Stumpf